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                                                                    EXHIBIT 99.1

          PRELIMINARY COPY - For the Information of the Securities and
                            Exchange Commission Only.

                           GRANGE NATIONAL BANC CORP.

                         Special Meeting of Shareholders

                ______________, 2003 at _______ __.m., Local Time
           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned shareholder of Grange National Banc Corp. ("Grange") hereby appoints [________________________________________ and
_____________________________________________], acting singly, the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of Grange to be held on _____________________________, 2003, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Grange which the undersigned would be entitled to vote on the following proposal more fully described in the Proxy Statement/Prospectus dated ________________________, 2003 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

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      Please indicate on the reverse side of this card how your stock is to be voted. UNLESS YOU SPECIFICALLY DIRECT OTHERWISE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING PROPOSALS.

      The DIRECTORS unanimously recommend a vote "FOR":

Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated June 7, 2003 (the "Merger Agreement"), by and between Community Bank System, Inc. and Grange, relating to the merger of Grange with and into Community Bank System, Inc.

            FOR                      AGAINST                    ABSTAIN
            [ ]                        [ ]                        [ ]
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                                    NOTE: Your signature should appear as your
                                    name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Please sign, date, and return the proxy card promptly using the enclosed envelope.

                                    Dated: ______________, 2003


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                                                   (Signature)


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                                           (Signature if held jointly)